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Exhibit 10.4

AMENDMENT

    THIS AMENDMENT ("Amendment") dated the 31st day of August, 2001, amends the Transportation Agreement dated as of January 10, 2001 (the "Agreement") between The United States Postal Service ("USPS") and Federal Express Corporation ("FedEx").

Preamble

    WHEREAS, USPS and FedEx entered into the Agreement in order to provide for the transportation of certain Products (as such term is defined in the Agreement"),

    WHEREAS, the parties now desire to amend certain provisions of the Agreement as more specifically set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, the parties agree as follows:

    1.  The parties agree that certain revisions to Attachments 1 and 2 to Exhibit A are necessary. Accordingly, the parties shall meet for the purpose of making mutually agreed revisions to Attachments 1 and 2. The parties shall make such revisions by December 1, 2001.

    2.  Notwithstanding anything contained in Attachments 1 and 2 to Exhibit A, during any Schedule Period that USPS commits to provide and, if FedEx agrees to lift, a minimum of [*] outbound [*], FedEx shall be deemed to have committed to provide lift of [*] outbound [*]. For purposes of the foregoing, the following parameters shall apply:

    [*]

    3.  Section 3.9.1 of the Operations Specification is hereby amended by adding a new bullet to such section as follows:

  •
  For the Day-turn Operations only, any Tuesday immediately following one of the foregoing holidays that occurs on a Monday.

    For purposes of computing the average daily Minimum Guaranteed Volume, as set forth in Section 11.1 of the Agreement, for the Day-turn Operations only, no Tuesday identified in Section 3.9.1 shall be considered in such computation.

    4.  Section 3.9.2 of the Operations Specification is hereby amended by adding a new bullet to such section as follows:

  •
  Additionally, no Day-turn products will be tendered by USPS to FedEx on any Tuesday immediately following one of the holidays listed in section 3.9.1 that occurs on a Monday.

    5.  All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

    6.  Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect and are ratified and confirmed in all respects.

    IN WITNESS WHEREOF, the parties have signed this Amendment in duplicate, one for each of the Parties, as of August 31, 2001.

THE UNITED STATES POSTAL SERVICE
By:	/s/ LESLIE A. GRIFFITH
Title:	Contracting Officer
FEDERAL EXPRESS CORPORATION
By:	/s/ PAUL J. HERRON
Title:	Vice President, Postal Transportation Management
*
BLANK SPACES CONTAINED CONFIDENTIAL INFORMATION WHICH HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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  Exhibit 10.4